                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70910 and Form S-8 No. 333-109305) pertaining to the Peabody Holding Company, Inc. Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan, Peabody Western-UMWA 401(k) Plan, and Black Beauty Coal Company 401(k) Plan of our reports dated June 2, 2005, with respect to the financial statements and schedules of the Peabody Holding Company, Inc. Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan, Peabody Western-UMWA 401(k) Plan, and Black Beauty Coal Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


                                                /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                Ernst & Young LLP


St. Louis, Missouri
June 23, 2005